Exhibit 4.10

AMENDMENT AGREEMENT TO THE SIMPLE CREDIT AGREEMENT MADE AND ENTERED INTO BY AND BETWEEN SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT [SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP], HEREINAFTER CALLED THE "LENDER", REPRESENTED BY ALVARO AYALA MARGAIN, ESQ. AND GRUPO RADIO CENTRO, S.A. DE C.V. [S.A. DE C.V. = VARIABLE CAPITAL CORPORATION], HEREINAFTER CALLED THE "BORROWER", REPRESENTED BY MESSRS. JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ, WITH THE APPEARANCE OF GRC PUBLICIDAD S.A. DE C.V., GRC MEDIOS S.A. DE C.V., AND PROMO RED S.A. DE C.V. AS CO-DEBTORS; DESARROLLOS EMPRESARIALES, S.A. DE C.V., AND ENLACES TRONCALES, S.A. DE C.V., REPRESENTED BY MESSRS. JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ, IN THEIR CAPACITY AS GUARANTORS AND
CO-DEBTORS,  IN  ACCORDANCE  WITH  THE  BACKGROUND,  STATEMENTS  AND  SUBSEQUENT
CLAUSES,

                               WITNESSETH WHEREAS,

                                   BACKGROUND

1. On October 30, 2000, the parties signed a simple Credit Agreement for up to an amount of USD 35,000,000.00 (Thirty-five million dollars in the legal currency of the United States of America). Also appearing in this agreement were the companies Desarrollos Empresariales, S.A. de C.V., and Radiodifusion Red, S.A. de C.V., which provided guarantee for the loan based on the stocks of their subsidiaries which they own, and which are listed in Exhibit "A" of this instrument, as security for compliance of the obligations undertaken by the Borrower towards the Lender. The Credit agreement was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District; for the purposes of this amendment agreement, it shall be identified as the "Credit Agreement", including the amendments which have been made thereto up to the date this document was signed.

2. On February 20, 2001, the parties signed an amendment agreement to modify the Credit Agreement cited in the paragraph above, in which the Lender allowed the Borrower to take on liabilities with third parties up to the amount of USD 3,500,000.00 (Three million five hundred thousand dollars in the legal currency of the United States of America) in addition to the amount originally authorized in the Credit Agreement.

3. On April 17, 2001 the parties signed an amendment agreement to modify the Credit Agreement cited in paragraph one here, in which it was agreed that the interest rate applicable would be equivalent to the LIBOR rate plus 3.00 (three) percentage points. In addition, the parties agreed to reset the timetable for the loan payments, each payment being for the amount of USD 3,900,000.00 (Three million nine hundred thousand dollars in the legal currency of the United States of America) with the last of the payments to be made on October 31, 2005 for the amount of USD 3,800,000.00 (Three million eight hundred thousand dollars in the legal currency of the United States of America).

4. On July 13, 2001 the Borrower asked the Lender permission to take on liabilities with third parties up to the amount of USD 2,500,000.00 (Two million five hundred thousand dollars in the legal currency of the United States of America) in addition to the amount originally authorized in the Credit Agreement to fund the renewal of the Operating Agreement for a radio station of the Group.

5. On November 15, 2001 the Borrower notified the Lender that it had begun a corporate restructuring process for the purpose of improving control of the group, centralize the stockholdings, make administrative supervision more efficient, and increase the equity of Grupo Radio Centro S.A. de C.V.

6. On December 10, 2000 the parties signed an Amendment Agreement to the Credit Agreement which was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District. In said amendment agreement, the Borrower acknowledged the debt and agreed to pay the Lender the amount of USD 23,300,000.00 (Twenty-three million three hundred thousand dollars in the legal currency of the United States of America) and the parties agreed to convert 100% of the acknowledged amount into pesos, National Currency, and consequently the Borrower agreed to pay the Lender the amount of MXP238,242,500.00 (Two hundred thirty eight million two hundred forty two thousand five hundred pesos 00/100 National Currency).

7. In the Amendment Agreement cited in the paragraph directly above, the parties also agreed to change the payment dates, the sums of corresponding repayments and how to determine the manner in which interest would be applied to the acknowledged Debt Amount converted to National Currency. The financial indicators were changed and a number of affirmative and negative covenants were added, along with justifications for early termination. As a consequence of the corporate restructuring process of the Borrower, Desarrollos Empresariales, S.A. de C.V., and Enlaces Troncales, S.A. de C.V. appeared for this Amendment Agreement, posting security for the Lender based on the stocks of its proprietary subsidiaries.

8. On July 27, 2003 the parties signed an Amendment Agreement to the Credit Agreement which was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District, by act number 44151 of the same date. In said amendment agreement the Borrower acknowledged the debt and agreed to pay the Lender the amount of MXP198,532,500.00 (One hundred and ninety-eight million five hundred and thirty-two thousand five hundred pesos 00/100 National Currency). In addition, the Borrower and the Loan Guarantors ratified and extended the Security Guarantee posted for the Lender.

9. In the Amendment Agreement described in paragraph directly above, the parties agreed likewise to change the payment dates, the amounts of the corresponding repayments and to modify some of the affirmative and negative covenants. Likewise, Desarrollos Empresariales, S.A. de C.V., and Enlaces Troncales, S.A. de C.V. acknowledged the debt and acknowledged they were co-debtors with the Borrower to the Lender.

10. On December 3, 2003, the parties signed an Amendment Agreement to the Credit Agreement, which was certified by Esther Garcia Alvarez, Notary Public, holding commission number 4 of the Federal District, by act number 44151 of the same date. In said amendment agreement the Borrower acknowledged the debt and agreed to pay the Lender the amount of MXP176, 473, 33.00 (one hundred and seventy-six million four hundred seventy-three thousand thirty-three pesos and 00/100 National Currency). In addition, the Borrower and the Loan Guarantors ratified and extended the Security Guarantee posted for the Lender, and in the same manner, the Co-Debtors ratified their obligations in favor of the Lender.

11. In the Amendment Agreement described in the preceding, the parties agreed, among other points, to modify the payment dates, the imports of the corresponding payments, the calculations of interests and to modify certain affirmative and negative covenants.

                                   STATEMENTS:

I. The representative of the "Lender" states that the party he represents is a subsidiary credit institution formed in accordance with the relevant laws and which is authorized to sign this agreement.

II. The representatives of the "BORROWER" state that:

a) The party they represent is a trading company of Mexican nationality governed by its articles of incorporation, by the General Law of Trading Companies and other applicable legal provisions.

b) The party they represent owns the property comprising its business.

c) Notwithstanding, the arbitration proceeding initiated by Infored, S.A. de C.V. against the Borrower, now taking place in the International Chamber of Commerce, Mexico section; the motion for recognition initiated by Infored S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo against Grupo Radio Centro S.A. de C.V. in the Seventh District Court "B" in Civil matters of the Federal District and the Injunctions initiated by both parties against the Resolution of the arbitrary proceeding; the ordinary civil actions initiated by Desarrollos Empresariales, S.A. de C.V. and the other four legal entities against Messrs. Jose Elias and Maria Ivonne, both with last name Guitierrez Vivo, all being conducted right now in the Civil Courts of this City, do not adversely affect the legal existence of its company, or its capacity of payment of detriment to the legality, validity or enforceability of this agreement, and they have no official knowledge of any legal proceeding which has been initiated against the party they represent which affects adversely the financial situation, operations, property or its own legal existence, in detriment to the legality, validity or enforceability of this agreement.

d) The financial and accounting information which was submitted to the Lender accurately and reliably reflects the economic situation of the party they represent, and therefore they are not in violation of article 112 of the Law of Credit Institutions, the text and legal scope of which has been explained, for which reason its transcription here is considered unnecessary.

e) To comply with the provisions of a general nature cited in article 115 of the Law of Credit Institutions issued by the Secretary of the Treasury and Public Credit, and published in the Official Gazette of the Federation on the 10th of March of the year 1997, and its amendments and under the terms of the Second provision, the Lender has been shown copies of the represented party's documents as cited below:

      1.    Federal Tax Registration and Tax Identification.

      2. Certified copy of represented party's duly registered Certificate and modifications thereof if applicable as well as the power of attorney granting the authority to represent the party.

      3. Documents proving legal address (property tax receipt, utility bill, telephone bill etc.).

      4. Copy of the official identification of their legal representatives, if applicable.

f) He is willingly appearing to sign this agreement to amend the Credit Agreement cited in paragraph one of the background section.

g) In relation to the credit cited in the first paragraph of the background section, on the date this instrument was signed, the party he represents acknowledges the debt and agrees to pay to the Lender the outstanding balance which amounts to MXP198,164,166.37 (one hundred and ninety-eight million one hundred and sixty-four thousand one hundred and sixty-six pesos and 37/100 National Currency).

h) The party he represents has requested that the Lender modify the obligation to maintain certain financial indicators.

III. The representatives of the guarantors and co-debtors state the following:

a) That the party they represent are trading companies of Mexican nationality governed by their articles of incorporation and by the General Law of Trading Companies and other applicable legal provisions;

b) They are full and legitimate owners of the stocks posted for security and the stocks have been subscribed and are wholly paid-up.

c) Notwithstanding the arbitration proceeding initiated by Infored, S.A. de C.V. against Grupo Radio Centro, S.A. de C.V., now taking place in the International Chamber of Commerce, Mexico section; the motion for recognition initiated by Infored S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo against Grupo Radio Centro S.A. de C.V. in the Seventh District Court "B" in Civil matters of the Federal District and the Injunctions initiated by both parties against the Resolution of the arbitrary proceeding; the ordinary civil actions initiated by Desarrollos Empresariales, S.A. de C.V. and the other four legal entities against Messrs. Jose Elias and Maria Ivonne, both with last name Guitierrez Vivo, all being conducted right now in the Civil Courts of this City, do not adversely affect the legal existence of the companies, or their capacity of payment in detriment to the legality, validity or enforceability of this agreement, and they have no official knowledge of any legal proceeding that has been initiated against the party they represent which affects adversely the financial situation, operations, property or its own legal existence, in detriment to the legality, validity or enforceability of this agreement.

d) The financial and accounting information which was submitted to the Lender accurately and reliably reflects the economic situation of the parties they represent, and therefore they are not in violation of article one hundred and twelve of the Law of Credit Institutions, the text and legal scope of which has been explained, for which reason its transcription here is considered unnecessary.

e) To comply with the provisions of a general nature cited in article one hundred and fifteen of the Law of Credit Institutions issued by the Secretary of the Treasury and Public Credit, and published in the Official Gazette of the Federation on the tenth of March of the year nineteen hundred and ninety seven, and its amendments and with regard to the Second provision, the Lender has been shown copies of the represented parties' documents as cited below:

     1.   Federal Tax Registration and Tax Identification.

     2. Certified copy of represented party's duly registered Certificate and modifications thereof if applicable as well as the power of attorney granting him the authority to represent the party.

     3. Documents proving legal address (property tax receipt, utility bill, telephone bill etc.).

     4. Copy of the official identification of their legal representatives, if applicable.

f) Within the company object the represented parties have the power to post guarantees and assume any form of obligation for third parties.

g) He is willingly appearing to formalize this agreement to amend the Credit Agreement cited in paragraph one of the background section.

IV. The Parties state via their legal representatives that they recognize the legal status and powers demonstrated for the purposes of this amendment agreement, as described in the attached document, which is considered an integral part of this amendment agreement.

Now therefore the parties do hereby agree as follows:

                                    CLAUSES:

FIRST. Acknowledgment. The Borrower acknowledges the debt and agrees to pay to the Lender the amount of MXP198,164,166.37 (one hundred and ninety-eight million one hundred and sixty-four thousand one hundred and sixty-six pesos and 37/100 National Currency).

This amount includes none of the interest, fees and expenses which the Borrower owes.

SECOND.   Affirmative  and  negative  covenants.  The  parties  agree  to  amend temporarily the Fifteenth Clause of the Credit Agreement cited in background section one and to amend solely and exclusively subsection e) of the roman numeral one, to amend the following terms:

I - Affirmative covenants

e) To be complied with during the period the Credit Agreement and amendment agreements are in force, with the following financial indicators, which will be calculated based on the consolidated financial information of the Borrower:

- a maximum total liabilities/stockholders' equity from June 29, 2004 to December 31, 2004 of .80 and from January 1, 2005 of 0.65 (zero point sixty-five).

-  a  maximum  total  liabilities/EBITDA   (Earnings  Before  Interest,   Taxes,
Depreciation, and Amortization) in accordance with the following:

From June 29, 2004 until December 31, 2004, a maximum of 5.00 (five point zero zero).

From January 1, 2005 and on, a maximum of 3.00 (three point zero zero).

This financial indicator shall be calculated taking the last 12 months as a reference.

THIRD. Condition. The temporary amendment of the financial indicators in terms of what was stipulated in the previous clause, is subject to the condition that the Borrower refrains from paying or in any way distributes the dividends, being able to carry out said payments or distributions until the financial indicators are restored in terms of what was described before and comply with the same for three consecutive trimesters.

FOURTH. Guarantees. The Borrower and the Loan Guarantor, ratify the Security Guarantee which is made out to the Lender in a particular, express and distinct fashion under the terms of the Amendment Agreements cited in the background section of this agreement, as well as the present Agreement and, consequently, shall guarantee all of the obligations of this Borrower for which he has contracted with the Lender, until the Debt Amount has been settled in its entirety.

DESARROLLOS EMPRESARIALES, S.A. DE C.V., ENLACES TRONCALES, S.A. DE C.V., GRC PUBLICIDAD, S.A. DE C.V., GRC MEDIOS, S.A. DE C.V. AND PROMO RED, S.A. DE C.V. give their express consent with acknowledgement of indebtedness by this instrument, agreeing to be jointly responsible with the Borrower to the Lender under the terms of articles nineteen hundred eighty seven and nineteen hundred eighty eight of the Civil Code in force for the Federal District.

FIFTH. Commission. The Borrower agrees to pay the Lender within the two subsequent days, on the date this Amendment Agreement is signed, a commission for amending the Credit Agreement indicated in the background section one of this instrument, for the amount of US$100,000.00 (one hundred thousand dollars in United States Currency), plus the corresponding Aggregated Value Tax, by means of commission.

SIXTH. Non-Novation. Signature of this Amendment Agreement shall not imply a novation of the Credit Agreement and its Amendment Agreements as cited in the background section of this instrument and therefore unless there is an express amendment to this end, the other terms, conditions and obligations shall retain all their legal force and tenor.

SEVENTH. Account statements. Per the terms of article sixty eight of the Law of Credit Institutions, this amendment agreement together with the account statement certified by the Accountant empowered to do so by the Lender, shall be considered an executive instrument without the need for authentication by signature or any other requirement.

EIGHTH. Fees, charges and expenses. The fees, charges and other reasonable expenses incurred by virtue of signing this instrument, having a Notary Public certify this amendment agreement, registering it in the corresponding Public Registry of Property and Trade, and ensuring that the document is officially stamped, shall be paid by the Borrower, who agrees to pay them at the time this instrument is signed.

NINTH. Governing Law and Jurisdiction. This agreement will be enforced and interpreted according to the Mexican Code of Commerce, the Civil Code for the Federal District and the Law of Credit Institutions. For all matters relating to the interpretation of, compliance with and execution of this amendment agreement, the parties agree to submit to the jurisdiction of the Courts of the Federal District, expressly waiving the right to any jurisdiction to which they could have recourse by reason of any legal address which they have now or may have in future.

Signed in three copies in Mexico City, Federal District on the twenty-ninth day of June two thousand and four.

                                   The Lender
                            SCOTIABANK INVERLAT, S.A.
                          MULTIPLE BANKING INSTITUTION
                       SCOTIABANK INVERLAT FINANCIAL GROUP

                            /s/ Alvaro Ayala Margain
                            ------------------------
                            Mr. Alvaro Ayala Margain

                                  The Borrower
                                  ------------
                        Grupo Radio Centro, S.A. de C.V.

/s/ Jose Manuel Aguirre Gomez              /s/ Ana Maria Aguirre Gomez
-----------------------------              ---------------------------
Mr. Jose Manuel Aguirre Gomez              Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Francisco de Jesus Aguirre Gomez
---------------------------------          ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez          Mr. Francisco de Jesus Aguirre Gomez

                        "The Guarantors" and "Co-Debtors"
                        ---------------------------------
                     DESARROLLOS EMPRESARIALES, S.A. DE C.V.
                         ENLACES TRONCALES, S.A. DE C.V.
                          GRC PUBLICIDAD, S.A. DE C.V.
                          GRC MEDIOS, S.A. DE C.V. AND
                             PROMO RED, S.A. DE C.V.

/s/ Jose Manuel Aguirre Gomez              /s/ Ana Maria Aguirre Gomez
-----------------------------              ---------------------------
Mr. Jose Manuel Aguirre Gomez              Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Francisco de Jesus Aguirre
---------------------------------          ------------------------------
Mr. Carlos de Jesus Aguirre Gomez          Mr. Francisco de Jesus Aguirre

                                    WITNESSES

/s/ Marcela Castillo Nogueron              /s/ Efrain de Tuya Graciano
-----------------------------              ---------------------------
Ms. Marcela Castillo Nogueron              Mr. Efrain de Tuya Graciano

ACT NO. --------------------------. In Mexico City, Federal District, on the ---- day of the month of -------- of the year two thousand and three, I, Maria Esther Garcia Alvarez, Notary Public no. four of the Federal District, bear witness that:

FIRST. Appearing before me are Messrs. Mr. Alvaro Ayala Margain, Esq., representing SCOTIABANK INVERLAT CORPORATION, A MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, in its capacity as Lender; Messrs. Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez of the GRUPO RADIO CENTRO, VARIABLE CAPITAL CORPORATION, in its capacity as Borrower; as well as Messrs. Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez representing the companies DESARROLLOS EMPRESARIALES, S.A. DE C.V., ENLACES TRONCALES, S.A. DE C.V., GRC PUBLICIDAD, S.A. DE C.V., GRC MEDIOS, S.A. DE C.V. AND PROMO RED, VARIABLE CAPITAL CORPORATION for the purpose of ratifying in each and every one of its parts the contents of the amendment agreement foregoing to this instrument.

SECOND. The parties state before me, the Notary Public, that the text of the amendment agreement is the actual expression of their will and that the signatures appearing at the bottom are their authentic signatures written in their own hand and are the same they use on all acts and documents and state under oath that they are telling the whole truth and nothing but the truth and there has been nor do they expect to be any restraint action that would limit their abilities to do so, a statement which they make under oath, evidence thereof being given with their signature of this act with me and in my presence.

THIRD. The legal representative of SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, provided me with no identification, as I know him personally to be legally empowered to act herein.

FOURTH. The other parties appearing have provided proof of their identification, photocopies of which are attached to the copy of this instrument which will be placed on public record under my responsibility, and in my judgment they are also legally empowered to act herein.

FIFTH.   That  I  myself  duly   authenticated  the  legal  status  and  general
information, which are reproduced and attached hereto.

SIXTH. That those acting as representatives state under oath that the legal powers conferred upon them have not been revoked, modified or limited in any way as of this date. IN WITNESS WHEREOF. In Mexico City, Federal District on the
..........th day of the month of ........... of the year two thousand and four.

                                   The Lender
                                   ----------
                            SCOTIABANK INVERLAT, S.A.

                          MULTIPLE BANKING INSTITUTION
                       SCOTIABANK INVERLAT FINANCIAL GROUP

                            /s/ Alvaro Ayala Margain
                            ------------------------
                            Mr. Alvaro Ayala Margain

                                  The Borrower
                                  ------------
                        Grupo Radio Centro, S.A. de C.V.

/s/ Jose Manuel Aguirre Gomez              /s/ Ana Maria Aguirre Gomez
-----------------------------              ---------------------------
Mr. Jose Manuel Aguirre Gomez              Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Francisco de Jesus Aguirre Gomez
---------------------------------          ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez          Mr. Francisco de Jesus Aguirre Gomez

                         "THE GUARANTORS AND CO-DEBTORS"
                     DESARROLLOS EMPRESARIALES, S.A. DE C.V.
                         ENLACES TRONCALES, S.A. DE C.V.
                          GRC PUBLICIDAD, S.A. DE C.V.
                          GRC MEDIOS, S.A. DE C.V. AND
                             PROMO RED, S.A. DE C.V.

/s/ Jose Manuel Aguirre Gomez              /s/ Ana Maria Aguirre Gomez
-----------------------------              ---------------------------
Mr. Jose Manuel Aguirre Gomez              Ms. Ana Maria Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Francisco de Jesus Aguirre Gomez
---------------------------------          ------------------------------------
Mr. Carlos de Jesus Aguirre Gomez          Mr. Francisco de Jesus Aguirre Gomez

                                    WITNESSES

/s/ Marcela Castillo Nogueron              /s/ Efrain de Tuya Graciano
-----------------------------              ---------------------------
Ms. Marcela Castillo Nogueron              Mr. Efrain de Tuya Graciano

                                    APPENDIX
                      LEGAL STATUS AND GENERAL INFORMATION

SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, is an institution formed under Mexican law, as set down in record no. three hundred and ten dated January thirtieth of the year nineteen hundred and thirty four, certified by Notary Public number seven of the City of Chihuahua, Chihuahua, Jose Mena Castillo; the first copy of this deed was registered on the twenty-fourth of May of the year nineteen hundred and thirty four under number forty two, in folios two hundred eighty two and subsequent of book seventeen of the Trade Section of the Public Property Register of the District of Morelos Chihuahua, with the name of Banco Comercial Mexicano [Mexican Commercial Bank].

The company has changed a number of times, as shown in deed number three thousand two hundred and fifty four, dated December second of the year nineteen hundred and ninety four, certified by Ana Patricia Bandala Tolantino, Notary number one hundred and ninety five of the Federal District, the first authenticated copy of which was recorded in the Public Commerce Trade of Chihuahua, State of Chihuahua under number two thousand two hundred and twenty-one, folios ninety-one, book number six hundred and sixty-six, on June first of the year nineteen hundred and ninety-five and in the Public Commerce Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and sixty seven, on June seventh of the year nineteen hundred and ninety five, where the minutes of the Extraordinary General Assembly of Stockholders were put on public record and in which among other things resolutions were passed to change the name to Banco Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Inverlat and to change their legal address from the City of Chihuahua in the state of the same name to Mexico City, Federal District, amending to this end articles one and five of their bylaws.

In record number twenty three thousand three hundred and ninety five, on January twelfth of the year two thousand and one, Notary Ana Patricia Bandala Tolentino certified and registered in the Public Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and seventy seven dated the thirty first of January of the year two thousand and one, the minutes of the Ordinary, Extraordinary and Special General Assembly of Stockholders of Inverlat Bank Corporation, Multiple Banking Institution, Inverlat Financial Group in which its conversion into a subsidiary company was resolved and its bylaws were amended to change its name to Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

ALVARO AYALA MARGAIN, participating in the signing of this agreement as legal representative of Inverlat Bank, Sociedad Anomina, Multiple Banking Institution, Inverlat Financial Group (now Scotiabank Inverlat Corporation, Multiple Banking Institution, Scotiabank Inverlat Financial Group) provided evidence of his identity and legal powers conferred for this act per record number 128,195 dated November 3, 2003 (November third two thousand and three), certified by Homero Diaz Rodriguez and Ricardo Cuevas Miguel registered with the college of Notary Publics under numbers fifty four and two hundred ten of the Federal District. In terms of his general information, he states that he is Mexican by birth, originally from Mexico City Federal District, born on January 21, nineteen hundred seventy, single, employed and domiciled in Bosque de Ciruelos 120 1st Floor, Development, Bosques de las Lomas, 11700, Mexico, Federal District, current on his income tax payments, and likewise the party he represents, without providing evidence thereof, stating that the power of attorney of which proof was submitted has not to date been revoked, modified or limited in any way;

GRUPO RADIOCENTRO Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and five thousand and one dated the twenty-first of June of the year nineteen hundred and ninety nine, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred


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

and sixteen of the Federal District, duly registered in the Public Trade Register in folio 20694, record was made of the legal power and appointment of the members of the Board of Operations with the related companies of Grupo Radio Centro, S.A. de C.V.; this deed certified the incorporation and legal existence of the company and the following resolutions were made, among others: that powers of attorney would be granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there needed to be four of these attorneys-in-fact acting together.

DESARROLLOS EMPRESARIALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and six thousand seven hundred and twenty nine dated the third of January of the year two thousand, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred and sixteen of the Federal District, duly registered in the Public Trade Register in folio number 135677, the company's resolution to revoke and confer powers of attorney was put on record. In this same instrument the incorporation and legal existence of the company was certified and the following agreements were made among others: that power of attorney would be granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel
Aguirre  Gomez,  for  the  following:  acts  of  ownership  and  signing  credit instruments, with the limitation that there must be four of these attorneys-in-fact acting together.

In deed number one hundred thirteen thousand one hundred and five dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, duly registered in the Public Trade Register in record number 134251, 135677 and 175926, the minutes of the Extraordinary General Assemblies of stockholders of the companies Desarrollos Empresariales, S.A. de C.V., Industrial Telecentro, S.A. de C.V. and Mensajes Digitales, S.A. de C.V. dated October first of the year two thousand and one were placed on record, with the resolution that these companies would subsequently be merged into one, to be called Desarrollos Empresariales, S.A. de C.V., which would be the merger company.

ENLACES TRONCALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number ten thousand five hundred and fifty two dated March fourth of the year nineteen hundred and ninety two, certified by Sara Cuevas Villalobos, Notary Public number 197 of the Federal District, the first authenticated copy of which was incorporated in the Public Trade Register in mercantile folio number one hundred fifty eight thousand six hundred and eighty two, Enlaces Troncales SA de C.V. was incorporated with legal address in Mexico City, Federal District, with a term of 99 years, its company object being to install, operate, use, import and export all sorts of telecommunications equipment and services, to offer public telecommunications services, outsourced, licensed or authorized by the Secretary of Communications and Transport.

In deed number one hundred thirty thousand one hundred and four dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred sixteen of the Federal District, duly registered in the Public Trade Register in folios 158682, 261313, 249590, 249589 and 249588, the minutes of the Extraordinary General Assemblies of stockholders of the companies Palco Deportivo.Com, SA de C.V., Palco Shop, S.A. de C.V., Palco Deportivo Multimedia, SA de C.V. and Enlaces Troncales, SA de C.V. were placed on record and it was resolved that these companies would subsequently merge into one, to be called Enlaces Troncales, S.A. de C.V., which is the merged company.

GRC MEDIOS Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 110,540 dated April 2 of the year 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, the minutes of the Extraordinary General Assembly of Stockholders dated March 19 of the year 2001 were incorporated, it being resolved among other things that: the company To2 Mexico S.A. de C.V. would be split, to create GRC Medios S.A. de C.V.

In deed no. 110,541 dated April 2 of the year 2001 certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District and registered in the Public Trade Register with folio number 276685 under section 6433 dated June 20, 2001, the incorporation of GRC Medios, Variable Capital Corporation, was incorporated with domicile in Mexico City, Federal District, with a term of 99 years, with company object of conducting domestic and foreign publicity operations by any means suitable to it, within and outside of Mexico, and having the ability to make guarantees and serve as co-debtors for third parties, as well as security for third parties. The Sole Administrator or Board of Directors has the following legal powers: general power for legal actions and collections, acts of administration, acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, to manage and obtain all sorts of financing, credit and loans which the company might require, with the ability to put up guarantees and serve as co-debtors for third parties outside of the company, as well as put up security for third parties. In this same instrument, power of attorney was granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there must be four of the attorneys-in-fact acting together. Mr. Carlos Aguirre Gomez was granted power of attorney for the following: legal actions and collections, acts of administration, granting general or special powers and revoking any thereof, and conferring, delegating or substituting for third parties in whole or in part any of the powers cited above.

GRC PUBLICIDAD Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 21,049 dated May 12, of the year 2000, certified by Ana de Jesus Jimenez Montanez, Notary Public number 46 of the Federal District, registered in the Public Trade Register in mercantile folio number 260591, the incorporation of the company called "GRC Publicidad" S.A. de C.V. was placed on record, with its bylaws, domiciled in Mexico, Federal District, with a term of 99 years, and with the object of: conducting domestic and foreign publicity operations by any means suitable to it, commercially representing radio and television stations, contracting for technicians, artists and personnel specialized in the work necessary to ensure the development and success of the company's object, granting guarantees and serving as co-debtor for third parties, as well as granting security for third parties, with a clause excluding foreigners. The management and administration of the company are the responsibility of a Sole Administrator or Board of Directors made up of no fewer than seven members and no more than eleven, in accordance with the resolution of the ordinary General Assembly of stockholders. Powers of attorney were granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for: general power for acts of ownership, with the understanding that any four of the aforementioned agents parties together are needed to exercise this power, and power for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, exercising this right separately or together, as well as the legal power to replace or delegate their mandate. Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, receiving payments, and acts of administration.

PROMO RED, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 140,784 dated May 22, of the year 1985, certified by Notary Public no. 122 of the Federal District, Eugenio Ibarrola Santoyo, in the notarial books of Notary Public no. 31, registered in the Public Trade Register of the Federal District, on mercantile folio no. 82,945, the incorporation of the Variable Capital Corporation called Videas was placed on record, with a term of 99 years, domiciled in the Federal

District, with the following company object, among others: developing, preparing and producing television programs of any type as well as marketing, importing and exporting them.

In deed number 7082 dated July 13 of the year 1995, certified by Notary Public no. 202 of the Federal District, Juan Jose del Valle Alvarado, of Public notary's office no. 5, recorded in the Public Trade Register as above, in mercantile folio no. 82,945, the minutes of the Extraordinary General Assembly of Stockholders on June 19, 1995 were placed on record, in which it was resolved among other things that the name of the company would be changed to Promo Red, S.A. de C.V. and as a consequence the first clause of the bylaws was amended.

In deed no. 21,030 dated September 18 of the year 1995, certified by Notary Public no. 184 of the Federal District, Mario Garciadiego Gonzalez Cos, the minutes of the Extraordinary General Assembly of Stockholders dated July 11, 1995 were placed on record, in which it was resolved among other things to change the company's object to the following: providing of all sorts of services involving accounting, legal, financial, auditing, personnel contracting, appointments, collections, personnel training, public relations, computing, sales and any other activity requiring third parties, as well as expert appraisal and consulting in relation to the activities cited above, and consequently clause four of the company bylaws was amended.

In deed no. 106,783 dated January 18 of the year 2000, certified by Notary Public 116 of the Federal District, Ignacio R. Morales Lechuga, registered in the Public Trade Register on mercantile folio number 82945, dated February 3, 2000, the minutes of the Ordinary General Assembly of Stockholders of Promo Red, S.A. de C.V., dated May 25, 1995, wherein resolutions were made in relation to the resignation, appointment and ratification of members of the Board of Directors, ratification of the commissioner and agreeing to the revocation and granting of powers of attorney by "Promo Red", Variable Capital Corporation.

Power of attorney was given to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership and for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, with the limitation that there must be four of the attorneys-in-fact acting together.

Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, with special powers per article 2587 of the Civil Code of the Federal District, general power for acts of administration, as well as conferring, delegating or substituting in whole or in part for third parties any of the powers cited above and to revoke those he has granted, delegated or substituted, at any time.

In deed number 29,052, dated November 11, 2003, certified by Notary Public Alberto T. Sanchez Colin, Notary Public no. 83 of the Federal District, an amendment to the company object and to clause Four of the bylaws of Promo Red S.A. de C.V. was placed on record, establishing, among other things, the possibility of granting guarantees and become co-debtors for third parties, as well as putting up security for third parties.

In terms of general information, the companies' attorneys-in-fact state as follows:

Jose Manuel Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on December ninth, nineteen hundred and sixty one, married, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Carlos de Jesus Aguirre Gomez, by birth, originally from Mexico City, the Federal District, where he was born on February nineteenth, nineteen hundred and fifty-five, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Ana Maria Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where she was born on November twentieth, nineteen hundred and forty-three, married with separation of property, businesswoman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Francisco de Jesus Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on October eighth nineteen hundred and forty-one, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

For their own general information, the Witnesses state the following:

Efrain de Tuya Graciano, Mexican by birth, originally from Mexico City, Federal District, born on October 4, nineteen hundred and sixty-nine, married, a bank official by profession, with domicile at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine, Federal District.

Marcela Castillo Nogueron, Mexican by birth, originally from Cuernavaca, Morelos, born on December fifth nineteen hundred and sixty five, married, a lawyer and bank official by profession, domiciled at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine. Federal District.


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